Contact:	Joyce Thomas
Caesars Acquisition Company
(702) 880-4707

Caesars Acquisition Company Reports First Quarter 2014 Results

LAS VEGAS, May 7, 2014 - Caesars Acquisition Company (NASDAQ: CACQ) today reported the following results for Caesars Growth Partners, LLC ("CGP LLC") for the first quarter 2014. CACQ was formed to make an investment in CGP LLC, owns 100% of the voting membership units and accounts for its investment under the equity method.

•
Delivered strong performance in the Interactive Entertainment segment with revenues and Adjusted EBITDA up 82.4% and 42.9% year over year, respectively, due to record results from social and mobile games

•
Produced impressive operating results in the Casino Properties and Development segment with revenues and Adjusted EBITDA up 23.0% and 24.3% year over year, respectively, from favorable gaming and non-gaming volumes

•	Closed on acquisition of Pacific Interactive, creator of House of Fun Slots, CIE’s fourth social game acquisition over a four year period

•	Diversified the existing portfolio of assets with May 5, 2014 purchase of Bally’s Las Vegas, The Cromwell and The Quad Resort & Casino

•	Commenced the $223 million renovation of The Quad, with a focus on upgrading hospitality offerings and amenities
Operating Results of CGP LLC and Predecessor Growth Partners
The financial information for the three months ending March 31, 2014 reflects the financial statements of CGP LLC on a consolidated basis, giving regard to all impacts of the October 21, 2013 formation transaction.
The financial information for the three months ended March 31, 2013 does not reflect the impacts of the formation transaction, including the recording of non-controlling interest or the determination of taxes in accordance with the LLC structure of CGP LLC. Instead, this financial information, referred to herein as Predecessor Growth Partners, presents the combination of the assets and entities that were purchased by or contributed to CGP LLC as that financial information was initially recorded in the underlying accounting records of Caesars Entertainment.

	CGP LLC	Predecessor Growth Partners
	Quarter Ended March 31,
(In millions)	2014	2013
Interactive entertainment net revenues	$124.2	$68.1
Casino properties and developments net revenues	102.1	83.0
Total net revenues	226.3	151.1
Loss from operations	(61.8)	(24.2)
Adjusted EBITDA (1)	55.6	42.2
____________________

(1)
Adjusted Earnings before Interest Income/Expense, Income Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of capital investment decisions made for the long-term benefit of the CGP LLC and Predecessor Growth Partners.

Management Commentary
“Caesars Growth Partners delivered impressive results for the first quarter,” said Mitch Garber, chief executive officer of Caesars Acquisition Company. “Broad based strength across both segments of the business resulted in strong year over year growth in revenue and Adjusted EBITDA. The recent closing of the asset purchase adds three attractive and complementary properties to CGP's existing portfolio, reinforcing the strategy of acquiring and developing high growth operating assets with strong value creation potential. The Cromwell successfully opened a few weeks ago to a welcoming crowd, and we are excited about the upcoming transformation of The Quad, which has the potential to drive higher operating performance at the property upon reopening. CIE closed its fourth social game acquisition in four years, and Horseshoe Baltimore is on-track to open in the coming months. We believe these additions to the business coupled with ongoing investments to expand the interactive business bode well for CGP’s future outlook.”
Financial Results
Net revenues for first quarter 2014 increased by $75.2 million or 49.8% compared with 2013, driven by organic growth in both operating segments, and by CIE's first quarter 2014 acquisition of Pacific Interactive. Loss from operations for first quarter 2014 was $61.8 million as compared to loss from operations of $24.2 million for the same period in 2013. Loss from operations for the first quarter 2014 includes $76.1 million of expense resulting from the change in fair value of contingently issuable equity associated with the CIE earn-out calculation related to the formation transaction. Loss from operations for the first quarter 2013 includes $52.4 million of expense associated with contingent consideration related to CIE's late 2012 acquisition of Buffalo Studios. Before the consideration of these two items, income from operations would have been $14.3 million for first quarter 2014, compared with $28.2 million for first quarter 2013. The decrease in income from operations is primarily attributable to increased stock compensation expense and significant marketing expenses associated with online gaming. These adverse impacts on income from operations were partially offset by the income impact of increased revenues. Adjusted EBITDA increased $13.4 million or 31.8% in first quarter 2014 as compared with first quarter 2013, driven by the income impact of increased revenues, partially offset by the increase in marketing expenses.
Reportable Segments Operating Results
Interactive Entertainment

	CGP LLC	Predecessor Growth Partners
	Quarter Ended March 31,
(In millions)	2014	2013
Net revenues	$124.2	$68.1
Income/(loss) from operations	4.5	(37.9)
Adjusted Segment EBITDA(1)	30.3	21.2

____________________
(1) See "Reconciliation of Adjusted Segment EBITDA to Net (Loss)/Income."
 Interactive Entertainment net revenues increased by $56.1 million for first quarter 2014 compared to the same period in 2013, as a result of record growth in the social and mobile games business, combined with the acquisition of Pacific Interactive. Income from operations for the three months ended March 31, 2014 was $4.5 million, compared with a loss from operations of $37.9 million for the three months ended March 31, 2013. Loss from operations for the first quarter 2013 includes $52.4 million of expense associated with contingent consideration related to CIE's late 2012 acquisition of Buffalo Studios. Before consideration of this item, income from operations would have been $14.5 million for first quarter 2013. The decrease in income from operations is primarily attributable to increased stock compensation expense and significant marketing expenses associated with online gaming. These adverse impacts on income from operations were partially offset by the income impact of increased revenues. Adjusted Segment EBITDA increased in first quarter 2014 as compared with first quarter 2013, driven by the income impact of increased revenues, partially offset by the increase in marketing expenses.
Performance Metrics - Interactive Entertainment Social and Mobile Games
The table below shows the results of CIE's social and mobile games business using financial and operating metrics for the periods indicated. User statistics are presented in thousands of users, and average revenues per user is presented in dollars.

	Quarter Ended
	Mar. 31, 2013	Jun. 30, 2013	Sep. 30, 2013	Dec. 31, 2013(1)	Mar. 31, 2014
Average Daily Active Users(2)	5,259	4,952	4,803	4,639	5,704
Average Monthly Active Users(2)	17,695	16,962	16,354	15,914	19,597
Average Monthly Unique Users(2)	16,052	14,941	14,615	13,908	17,370
Average Monthly Unique Payers(2)	292	279	293	322	511
Average Revenue Per User	$0.14	$0.16	$0.17	$0.21	$0.24
____________________
(1) Metrics for the quarter ended December 31, 2013 present the aggregate of Predecessor Growth Partners for the period from October 1 through October 21, 2013, and for CGP LLC for the period from October 22 through December 31, 2013 in order for the quarter ended December 31, 2013 metrics to be comparable to the other periods presented.

(2)
CIE systems cannot always distinguish unique individuals playing games in multiple sessions in the same day or in a 30-day period ending with the measurement date, playing the same game across multiple platforms, or playing different titles offered by CIE. Thus, users who play multiple titles or on multiple platforms may be counted as more than one user within the respective operating metrics.

The increase in all user metrics for the quarter ended March 31, 2014 was driven by the acquisition of Pacific Interactive. During the first quarter of 2014, CIE’s social and mobile games business had approximately 511 thousand average Monthly Unique Payers, or 2.9% of the total number of average Monthly Unique Users on the social and mobile platforms purchased virtual goods during this period, which was approximately a 70% increase year over year.
Casino Properties and Developments

	CGP LLC	Predecessor Growth Partners
	Quarter Ended March 31,
(In millions)	2014	2013
Net revenues	$102.1	$83.0
Income from operations	10.8	13.7
Adjusted Segment EBITDA(1)	26.1	21.0
____________________
(1) See "Reconciliation of Adjusted Segment EBITDA to Net (Loss)/Income."
 Casino Properties and Developments net revenues for first quarter of 2014 increased by $19.1 million when compared with 2013.
Cash average daily room rates for the three months ended March 31, 2014 increased to $132, or approximately 23.4%, when compared to $107 for the same period in 2013, primarily resulting from the introduction of resort fees. Average daily occupancy was 95.7% in the first quarter of 2014 and 94.6% in the first quarter of 2013. Revenue per available room ("RevPar") for the three months ended March 31, 2014 and 2013 was $124 and $103, respectively.
Food and beverage revenues for the three months ended March 31, 2014 and 2013 were $24.9 million and $21.4 million, respectively. This increase in revenues was driven largely by the ramp up of the Gordon Ramsay BurGR restaurant that opened in 2012, combined with increased banquet business, as well as revenues from the Axis Bar inside the new Axis theater, the new Pinup Pizza takeout restaurant, and Shiver frozen daiquiri bar which all opened after the first quarter of 2013.
Other revenues increased 161.3% in first quarter 2014 when compared to 2013 primarily due to enhanced entertainment options at the new Axis Theater.
Income from operations decreased in 2014 when compared with 2013 as the income impact of increased revenues was more than offset by the combination of increased expenses at Planet Hollywood and increased pre-opening expenses associated with the Baltimore development project. Certain pre-opening expenses for Baltimore are not a component of Adjusted Segment EBITDA, therefore Adjusted Segment EBITDA increased for 2014 when compared with 2013.

Liquidity and Capital Resources
As of March 31, 2014, the long term debt outstanding at CGP was $717.5 million (which includes debt payable to related parties of $39.8 million) and cash and cash equivalents totaled $972.6 million.
Recent Developments
On May 5, 2014, we closed on a $1.340 billion purchase of Bally’s Las Vegas, The Cromwell and The Quad Resort & Casino, which includes $185 million of debt related to The Cromwell. Concurrently, we closed a $700 million senior secured term loan to fund a portion of the purchase.
Conference Call Information
Caesars Acquisition Company will host a conference call at 5:30 a.m. Pacific Time Thursday, May 7, 2014, to review its first-quarter results. The call will be accessible in the Investor Relations section of www.caesarsacquisitioncompany.com.
If you would like to ask questions and be an active participant in the call, you may dial (877) 637-3623, or (832) 412-1752 for international callers, and enter Conference ID 20326169 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company's website for 90 days after the event.
About Caesars Acquisition Company
Caesars Acquisition Company was formed to make an equity investment in Caesars Growth Partners, LLC, a joint venture between CAC and Caesars Entertainment Corporation (NASDAQ: CZR), the world's most diversified casino entertainment provider and the most geographically diverse U.S. casino-entertainment company. CAC is Growth Partners' managing member and sole holder of all of its outstanding voting units. For more information, please visit www.caesarsacquisitioncompany.com.
About Caesars Growth Partners
Caesars Growth Partners is a casino asset and entertainment company focused on acquiring and developing a portfolio of high-growth operating assets and equity and debt investments in the gaming and interactive entertainment industries. Through its two businesses-Interactive Entertainment and Casino Properties and Developments-Caesars Growth Partners will focus on acquiring or developing assets with strong value creation potential and leveraging interactive technology with its well-known online and mobile game portfolio and leading brands. Assets include Caesars Interactive Entertainment (with its social and mobile games, the World Series of Poker and regulated online real money gaming businesses), Planet Hollywood, Bally’s Las Vegas, The Cromwell, The Quad Resort & Casino and Horseshoe Baltimore (currently being developed by a joint venture). Through its relationship with Caesars Entertainment, Caesars Growth Partners has the ability to access Caesars Entertainment’s proven management expertise, brand equity, Total Rewards loyalty program and structural synergies. For more information, please visit www.caesarsacquisitioncompany.com.
Forward Looking Information
This release contains or may contain "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this release. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results, wherever they occur in this release, are based on our current expectations about future events and are necessarily estimates reflecting the best judgment of CAC’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of CAC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein):

•	the ability to satisfy the conditions to the closing with respect to the purchase of the Harrah’s New Orleans, including receipt of required regulatory approvals;

•	the ability to satisfy the conditions to release of the notes in escrow;

•	the purchase of Harrah’s New Orleans may not be consummated on the terms contemplated or at all;

•	the ability to timely and cost-effectively integrate companies that Growth Partners acquires into its operations, including the 3 Nevada properties recently purchased;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues, including construction of The Cromwell and the renovation of The Quad;

•
CAC and CGP LLC's dependence on Caesars Entertainment and its subsidiaries to provide support and services, as well as CGP LLC's dependence on Caesars Entertainment’s senior management’s expertise and its participation in Caesars Entertainment’s Total Rewards loyalty program;

•	the effects of a default by Caesars Entertainment on certain debt obligations;

•	Caesars Entertainment's interests may conflict with CGP LLC’s interests and may possibly keep all potential development opportunities for itself;

•	the adverse effects if Caesars Entertainment or any of its subsidiaries were to file for bankruptcy;

•
the effects if a third-party successfully challenges Caesars Entertainment or its affiliates ownership of, or right to use, the intellectual property owned or used by subsidiaries of Caesars Entertainment, which CIE licenses for use in its businesses;

•	CIE's reliance on subsidiaries of Caesars Entertainment to obtain online gaming licenses in certain jurisdictions, such as New Jersey;

•
the adverse effects on CAC’s ability to comply with certain obligations imposed by federal securities law and certain debt arrangements if it is determined that Deloitte & Touche LLP was not independent of Caesars Entertainment or CGP LLC;

•	the difficulty of operating CGP LLC’s business separately from Caesars Entertainment and managing that process effectively could take up a significant amount of management’s time;

•	CGP LLC's business model and short operating history;

•
CGP LLC's ability to realize the anticipated benefits of current or potential future acquisitions and the ability to timely and cost-effectively integrate assets and companies that CGP LLC acquires into its operations;

•	the additional capital that CGP LLC may require to consummate the purchase of Harrah’s New Orleans and the 3 Nevada properties and support business growth may not be available on acceptable terms;

•	the adverse effects of extensive governmental regulation and taxation policies, which are applicable to CGP LLC, are enforced;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the sensitivity of CAC’s business to reductions in discretionary consumer spending;

•	the rapidly growing and changing industry in which CGP LLC operates, such as CIE's social and mobile games business and internet gaming business;

•	any failure to protect CGP LLC’s trademarks or other intellectual property, such as CIE's ownership of the WSOP trademark;

•	abnormal gaming holds ("gaming hold" is the amount of money that is retained by the casino from wagers by customers);

•
the effects of competition, including locations of competitors and operating and market competition, particularly the intense competition Planet Hollywood faces from other hotel casino resorts in Las Vegas and Horseshoe Baltimore will face from other regional casinos and resorts;

•	the uncertainty surrounding whether CIE’s games, such as Slotomania, will retain their popularity;

•	CIE's ability to launch new games on new and emerging platforms;

•	CIE's reliance on a small portion of its total players for nearly all of its revenue from its social and mobile games;

•	CAC's ability to expand into international markets in light of additional business, regulatory, operational, financial and economic risks associated with such expansion;

•	evolving regulations concerning the social and mobile games industry as well as data privacy, including, but not limited to, the effect of U.S. and foreign laws, some of which are unsettled and still developing;

•	the low barriers to entry and intense competition of social and mobile games industry could have adverse effect on CIE and CGP LLC;

•	evolving U.S. and foreign laws could subject CIE to claims and prevent CIE from providing its current games to players or to modify its games;

•	the effect on CGP LLC's business strategy if real money online poker is not legalized in states other than Delaware, Nevada or New Jersey in the United States or is legalized in an unfavorable manner;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; and

•	political and economic uncertainty created by terrorist attacks and other acts of war or hostility.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. CAC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ACQUISITION COMPANY
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)
(In millions, except per share data)

Quarter Ended March 31, 2014
Revenues	$—
Operating expenses	(5.9)
Income from equity method investment in Caesars Growth Partners, LLC	9.3
Income before provision for income taxes	3.4
Provision for income taxes	(1.2)
Net income	$2.2

Earnings per share - basic and diluted	$0.02
Weighted average common shares outstanding - basic and diluted	135.8

CAESARS GROWTH PARTNERS, LLC
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)
(In millions)

Quarter Ended March 31, 2014
Revenues
Interactive Entertainment
Social and mobile games	$115.7
WSOP and online real money gaming	8.5
124.2
Casino Properties and Developments
Casino	46.9
Food and beverage	24.9
Rooms	27.8
Other	16.2
Less: casino promotional allowances	(13.7)
102.1
Net revenues	226.3

Operating expenses
Interactive Entertainment - Direct
Platform fees	35.3
Casino Properties and Developments - Direct
Casino	20.9
Food and beverage	12.0
Rooms	7.7
Property, general, administrative and other	121.8
Depreciation and amortization	13.6
Change in fair value of contingently issuable non-voting membership units	76.1
Change in fair value of contingent consideration	0.7
Total operating expenses	288.1
Loss from operations	(61.8)
Interest expense, net of interest capitalized	(11.9)
Interest income	1.0
Interest income - related party	48.8
Loss on extinguishment of debt	(0.6)
Loss before provision for income taxes	(24.5)
Provision for income taxes	(1.7)
Net loss	(26.2)
Less: net loss attributable to non-controlling interests	6.5
Net loss attributable to Caesars Growth Partners, LLC	$(19.7)

PREDECESSOR GROWTH PARTNERS
COMBINED CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)
(In millions)

Quarter Ended March 31, 2013
Revenues
Interactive Entertainment
Social and mobile games	$66.6
WSOP and online real money gaming	1.5
68.1
Casino Properties and Developments
Casino	44.8
Food and beverage	21.4
Rooms	23.6
Other	6.2
Less: casino promotional allowances	(13.0)
83.0
Net revenues	151.1

Operating expenses
Interactive Entertainment - Direct
Platform fees	21.1
Casino Properties and Developments - Direct
Casino	20.1
Food and beverage	10.1
Rooms	6.4
Property, general, administrative and other	54.8
Depreciation and amortization	10.4
Change in fair value of contingent consideration	52.4
Total operating expenses	175.3
Loss from operations	(24.2)
Interest expense, net of interest capitalized	(10.1)
Interest income - related party	40.6
Other income, net	0.2
Income before provision for income taxes	6.5
Provision for income taxes	(2.0)
Net income	4.5
Less: net loss attributable to non-controlling interests	1.8
Net income attributable to Predecessor Growth Partners	$6.3

CAESARS GROWTH PARTNERS, LLC AND PREDECESSOR GROWTH PARTNERS
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS)/INCOME TO ADJUSTED EBITDA
(UNAUDITED)

Adjusted Earnings before Interest income/expense, Income Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of capital decisions made for the long-term benefit of CGP LLC and Predecessor Growth Partners.
Because not all companies use identical calculations, the presentation of CGP LLC's and Predecessor Growth Partners' EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

	CGP LLC	Predecessor Growth Partners
	Quarter Ended March 31,
(In millions)	2014	2013
Net (loss)/income attributable to CGP LLC and Predecessor Growth Partners, respectively	$(19.7)	$6.3
Net loss attributable to noncontrolling interests	(6.5)	(1.8)
Provision for income taxes	1.7	2.0
Interest expense, net of interest capitalized	11.9	10.1
Interest income - related party	(48.8)	(40.6)
Interest income	(1.0)	—
Depreciation and amortization	13.6	10.4
EBITDA	(48.8)	(13.6)
Stock-based compensation(a)	18.3	2.5
Write-downs, reserves, recoveries, and project opening costs(b)	7.8	0.8
Change in fair value of contingently issuable non-voting membership units(c)	76.1	—
Change in fair value of contingent consideration(d)	0.7	52.4
Transaction costs	0.2	—
Loss on early extinguishment of debt(e)	0.6	—
Other (expense)/income, net	—	(0.2)
Other(f)	0.7	0.3
Adjusted EBITDA	$55.6	$42.2
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(a) - (f) See footnotes on next page

CAESARS GROWTH PARTNERS, LLC AND PREDECESSOR GROWTH PARTNERS
SUPPLEMENTAL INFORMATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA TO NET (LOSS)/INCOME
(UNAUDITED)

Adjusted Segment EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure below. Adjusted Segment EBITDA is included because management believes that Adjusted Segment EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of capital decisions made for the long-term benefit of CGP LLC and Predecessor Growth Partners.
Because not all companies use identical calculations, the presentation of CGP LLC's and Predecessor Growth Partners' EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.

	CGP LLC	Predecessor Growth Partners
	Quarter Ended March 31,
(In millions)	2014	2013
Adjusted Segment EBITDA
Interactive Entertainment	$30.3	$21.2
Casino Properties and Developments	26.1	21.0
Other	(0.8)	—
	55.6	42.2
Reconciliation
Stock-based compensation(a)	(18.3)	(2.5)
Write-downs, reserves, recoveries, and project opening costs(b)	(7.8)	(0.8)
Change in fair value of contingently issuable non-voting membership units(c)	(76.1)	—
Change in fair value of contingent consideration(d)	(0.7)	(52.4)
Transaction costs	(0.2)	—
Loss on early extinguishment of debt(e)	(0.6)	—
Other (expense)/income, net	—	0.2
Other(f)	(0.7)	(0.3)
EBITDA	(48.8)	(13.6)
Depreciation and amortization	(13.6)	(10.4)
Interest expense, net of interest capitalized	(11.9)	(10.1)
Interest income	1.0	—
Interest income - related party	48.8	40.6
Provision for income taxes	(1.7)	(2.0)
Net (loss)/income	$(26.2)	$4.5
____________________

(a)	Amounts represent non-cash stock-based compensation expense related to stock options and restricted stock.

(b)	Amounts primarily represent development costs related to the construction and planned casino operations of Horseshoe Baltimore.

(c)
Amount represents the change in fair value of contingently issuable equity associated with the CIE earn-out calculation related to the transactions establishing CGP LLC. The total liability represents the estimated fair value of CGP LLC non-voting membership units to be issued to a subsidiary of Caesars Entertainment.

(d)	Amounts represent the change in fair value of contingent consideration for CIE acquisitions.

(e)
Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(f)	Amounts represent add-backs and deductions to arrive at EBITDA and Adjusted EBITDA but not separately identified, such as lobbying expenses.